ASSISTANT SECRETARY'S CERTIFICATE

     I, Stephanie Pierce, Assistant Secretary of Dreyfus International Funds, Inc. (the "Fund", hereby certify the following resolutions were adopted by written consent dated June 1, 1999 and remain in full force and effect:

          RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

          President and Treasurer                     Marie E. Connolly
          Vice President and Secretary                Margaret W. Chambers
          Vice President and Assistant Treasurer      John P. Covino
          Vice President and Assistant Treasurer      Mary A. Nelson
          Vice President and Assistant Treasurer      George A. Rio
          Vice President and Assistant Treasurer      Joseph F. Tower, III
          Vice President, Assistant Treasurer and     Frederick C. Dey
          Assistant Secretary
          Vice President, Assistant Treasurer and     Stephanie Pierce
          Assistant Secretary
          Vice President and Assistant Secretary      Douglas C. Conroy
          Vice President and Assistant Secretary      Christopher J. Kelley
          Vice President and Assistant Secretary      Kathleen K. Morrisey
          Vice President and Assistant Secretary      Elba Vasquez
          Vice President and Assistant Secretary      Karen Jacoppo-Wood

          ;and it was further

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.



     IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary
of the Funds and affixed the seal this    day of July 1999.


                                        ___________________________
                                        Stephanie Pierce


(SEAL)
DREYFUS INTERNATIONAL FUNDS, INC.